Exhibit 10.2
GLOBALSTAR INC.

EMPLOYMENT CONTINUATION, SEPARATION, AND
GENERAL RELEASE AGREEMENT

This Employment Continuation, Separation, and General Release Agreement (the "Agreement") is made between Peter J. Dalton ("Employee") and GLOBALSTAR, INC., a Delaware corporation with its principal place of business in Covington, Louisiana ("the Company") (each individually, a "Party" and together, the "Parties") as follows:

1.           Employee has voluntarily retired as a member of the Board of Directors and as Chief Executive Officer of the Company, and has accepted an appointment as Special Advisor to the interim Chief Executive Officer. Employee's employment with the Company will terminate on. August 31, 2011 (the "Termination Date"). This is a voluntary termination by employee. Regardless of whether Employee signs this Agreement on or before the Termination Date, on that date Employee will receive Employee's final paycheck, reflecting accrued but unpaid wages and vacation benefits through the Termination Date, subject to appropriate withholding. By separate letter, Employee shall also be provided with information regarding Employee's rights to continue to participate in the Company's group health plans under COBRA. To the extent Employee has such rights, nothing in this Agreement will impair those rights. Nothing in this Agreement modifies or in any way impairs Employee's rights under any presently existing stock or stock option award agreements, and under any presently existing confidentiality and/or non-competition agreements, between Employee and Company, all of which shall remain unchanged and in full effect in accordance with their terms.

2.           In consideration of Employee accepting this Agreement and returning a signed copy of it to the Company on or before the date provided in Section 5, below, and although Employee is not otherwise entitled to this benefit, Company shall (a) pay to Employee, on the later of the Effective Date (defined below) or August 31, 2011, a severance allowance for taxes and other applicable payroll deductions, according to Employee's current elections, and (b) pay directly to the service vendor, upon presentation of vendor invoices, Employee's documented moving expenses incurred in connection with Employee's relocation following separation. Employee acknowledges that the benefit described in the preceding sentence is an enhanced benefit that exceeds the benefit that Employee would be entitled to receive under policy no. 730 of the Company's standard personnel practices and procedures, and that this enhanced benefit offer is in lieu of any severance benefit offered to employee under such policy. Employee has seven (7) days following his signing of this Agreement to revoke his signature. Employee also acknowledges that the enhanced severance benefit will not be paid unless (a) Employee timely signs and returns a copy of this Agreement to Company on or before the date provided in Section 5, below, and (b) Employee does not timely exercise Employee's right to revoke waiver and release of ADEA claims {as also explained in Section 5, below).

3.           In addition to the additional benefits described in Section 2, in the event that Employee returns to the Company a signed copy of this Agreement within the time required in Section 5, and does not revoke or attempt to revoke waiver and release of ADEA claims, Employee shall be entitled to have Employee's existing mobile phone and number transferred to his personal name promptly after the Termination Date. Employee shall become personally responsible for all mobile phone charges accruing after the transfer date.

4.           Employee and Employee's heirs, representatives, successors and assigns hereby completely release, waive and forever discharge the Company, its affiliated and/or subsidiary business entities, and its and their present and former shareholders, officers, agents, directors, partners, managers, employees, and all assigns of any of the foregoing, as well as all administrators, service providers, and fiduciaries (as the term "fiduciary" is defined under the Employment Retirement Income Security Act of 1974, as amended) from any and all claims, demands, debts, liabilities, obligations, actions and causes of action Employee has or may have, or at any other time had or may have had, against the Company and all of the foregoing enumerated persons and entities (collectively "Releasees"), whether known or unknown, suspected or unsuspected, based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring at any time up to and including the Effective Date, including without limitation claims under any employment laws, including, but not limited to, any claims of unlawful or wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, misrepresentation, negligence, breach of fiduciary duty, violation of public policy, defamation, physical injury, infliction of emotional distress, claims for additional compensation or benefits arising from your employment or your separation from employment, claims of national origin, race, sex, sexual orientation, disability or other discrimination or harassment, and any other claims under federal, state and local statutory or common law, such as Title VII of the 1964 Civil Rights Act, as amended, The Americans with Disabilities Act, and to the extent that any state laws may apply, to any other laws and/or regulations of any jurisdiction relating to employment or employment discrimination, and the law of contract and tort, and any claims for attorney fees or penalties.

5.           This Agreement is intended to satisfy the requirements of the Older Workers' Benefit Protection Act of 1990 ("OWBPA"). Employee hereby acknowledges that Employee is waiving and releasing any rights Employee has or may have under the Age Discrimination in Employment Act of 1967 ("ADEN') and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. In addition, this release does not prohibit Employee from challenging the validity of this Agreement's waiver and release of claims under ADEA. Employee acknowledges that a portion of the consideration given for this waiver is in addition to anything of value to which Employee was already entitled for wages and vacation benefits through the Termination Date. Employee further acknowledges by this writing that Employee has been advised that (i) Employee should consult with an attorney prior to signing this Agreement; (ii) Employee has up to twenty-one (21) days, i.e. through September 15, 2011, within which to consider and sign this Agreement; (iii) Employee has up to seven (7) days following the signing of this Agreement by the Parties to revoke the Agreement; and (iv) this Agreement shall not be effective with respect to claims under the ADEA until the revocation period has expired.

6.          Employee acknowledges that this Agreement includes a general release of claims, and therefore may encompass claims that Employee DOES NOT KNOW OR SUSPECT MAY EXIST IN EMPLOYEE'S FAVOR AT THE TIME OF EXECUTING THIS AGREEMENT, WHICH CLAIMS, IF KNOWN BY EMPLOYEE, MIGHT HAVE MATERIALLY AFFECTED THIS AGREEMENT. Employee waives any rights that Employee has or may have under any applicable provision of the laws of any applicable jurisdiction pertaining to the enforceability or effectiveness of this general release of claims to the fullest extent that Employee may lawfully waive such rights, and Employee affirms that Employee is releasing all known and unknown claims that Employee has or may have against the Releasees.

7.          Without limitation of any other obligations of confidentiality undertaken by Employee, or incurred to the Company during Employee's service on the Board of Directors or as an officer of the Company, Employee acknowledges that during the course of Employee's employment with the Company, Employee has received, or been otherwise exposed to, the Company's Confidential Information (as defined below) Employee agrees that Employee will not, at any point in time, (i) use the Confidential Information for any purpose whatsoever other than the performance of services on behalf of the Company or (ii) disclose the Confidential Information to any third party, including, but expressly not limited to, any future employers. Employee agrees that all Confidential Information will remain the sole property of the Company. Employee also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. For purposes of this Agreement, "Confidential Information" means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company's products or services and markets therefore, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom Employee has became acquainted, during his employment with the Company), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) was known to Employee at the time of disclosure to him by the Company as evidenced by Employee's written records, (ii) has become publicly known and made generally available through no wrongful act of Employee or (iii) has been rightfully received by Employee from a third party who is authorized to make such disclosure. For purposes of this Section 7, "Company" shall include the Company's related companies, including its subsidiaries and affiliated corporations.

Nothing in this Section 7 shall curtail or otherwise limit any other obligations that Employee may have to safeguard Company Confidential Information pursuant to any other agreements which. Employee previously entered into, or arising out of any positions or duties that Employee has held with the Company and/or any of its affiliated and/or subsidiary business entities.

8.          The Company shall respond to inquiries from prospective employers of Employee by confirming: (1) Employee's dates of employment, and (2) the capacities in which Employee has been employed by the Company. The Company shall also, through either its Chief Executive Officer of its Executive Chairman, as selected by the Company, respond to such inquiries by stating accurate, positive, and non-misleading information concerning Employee's service with the Company. The actual contents of all such responses by Company shall be solely as determined by the officer signing the Company's response letter, in such officer's sole and unqualified discretion. Under no circumstances shall Employee have any right to question or object to any statement, express or implied in any such letter. No claim or cause of action of any nature whatsoever shall arise in favor of Employee based on the contents of any such letter of recommendation furnished by the Company. Employee shall direct all inquiries from prospective employers to the Company's Human Resources department

9.           This Agreement, and its terms, shall be maintained by Employee in strict confidence and Employee shall not disclose the Agreement or any of its terms or the contents of any discussions that led to this Agreement to any other person or entity, other than Employee's immediate fatuity, or Employee's tax advisors or counsel, without the express written consent of the Company, unless required to do so by law.

10.           Employee agrees not to speak to, or directly or indirectly provide information to, any reporters, journalists and/or news or media organizations regarding the Company and any related companies. Employee and Company each agree to refrain from making any disparaging, negative or uncomplimentary statements about each other, or, in the case of Employee, about related companies and/or any current or former employees, officers or directors of the Company and its related companies.

11.           Employee warrants and agrees that Employee has returned, or will return, to the Company by the Termination Date, all property or data of the Company of any type whatsoever in Employee's possession or control.

12.           Employee represents that Employee has not filed any complaints, claims, or actions relating to Employee's employment with Company and/or any event or events occurring prior to the execution to this Agreement with any federal, state, or local agency or court which are still pending, and that Employee will not do so at any time hereafter. If Employee has done so, Employee will immediately dismiss with prejudice any such complaints, claims or actions.

13.           Employee acknowledges that Employee was never denied any federal Family Medical Leave Act ("FMLA") or any similar state law right or benefits by the Company, including but not limited to the Company's denial of any request by Employee for leave under FMLA or any similar state law. Employee further acknowledges that Employee has no pending claims under FMLA or any similar state law against the Company.

14.           Employee represents that, except as may have been reported previously, Employee has not, during the time period of Employee's employment with Company, besubject to or witnessed any kind of sexual harassment, or made such a complaint on Employee's own or another's behalf.

15.           Employee represents that, except as may have been reported previously, Employee has not, during the time period of Employee's employment with Company, witnessed, been aware of or complained about waste or fraud in the application for or use of funds provided under the American Recovery and Reinvestment Act of 2009 ("ARRA").

16.           The Parties agree and expressly deny any liability or wrongdoing with respect to the Employee's employment and the termination of Employee's employment. It is understood and agreed that the furnishing or receipt of consideration pursuant to this Agreement is not an admission of liability by any Party to this Agreement.

17.           The Parties acknowledge that they have had the opportunity to consult with and/or be represented by an attorney; that they have read the Agreement; that they are fully aware of its contents and of its legal effect; that the language in the Agreement recites the sole consideration for this Agreement; that all agreements and understandings between the parties to this Agreement are embodied and expressed herein; and that each Party enters into this Agreement freely, without coercion, and based on the Party's own judgment and not in reliance on any representations or promises made by the other Party, other than those contained herein.

18.           This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Louisiana as applied to contracts made and to be performed entirely within Louisiana, without regard to conflicts of law principles. The Parties hereby submit to the exclusive jurisdiction and venue of the state and federal courts located in the State of Louisiana, Parish of St Tammany, to resolve any disputes arising out of or relating to this Agreement, including any actions for the purpose of enforcing this Agreement.

19.           Each Party shall bear its own attorney's fees in connection with this Agreement. The prevailing party in any dispute arising out of or relating to this Agreement, including any actions for the purpose of enforcing this Agreement, shall be entitled to recover his, her or its reasonable attorney's fees and costs.

20.           Should any provision of this Agreement be declared or determined by any Court to be invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired and fully enforceable. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

21.           This Agreement supersedes all prior understandings, commitments and representations between the Parties with respect to the subject matter hereof.

22.           This Agreement may be executed in multiple sections and/or counterparts, each of which shall be deemed an original, all of which together shall constitute one andthe same instrument. Signature pages may be delivered by facsimile and any such signature page shall have full force and effect as if it or they were an original. The Effective Date of this Agreement shall be the eighth (8th) day after Employee signs

Globalstar, Inc.

/s/ Richard S. Roberts

Richard S. Roberts
Corporate Secretary

By signing and returning a copy of this Agreement to the Company, Employee agrees to and shall be bound by, and shall be entitled (in addition to the benefits of Section 1) to the benefits of the terms and conditions of Sections 2 through 22 of this Agreement..

/s/ Peter J. Dalton
Peter J. Dalton
Date: August 25, 2011